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                                                                    EXHIBIT 10.6

                                 AMENDMENT NO. 1

                                       TO

                  OPENSITE TECHNOLOGIES, INC. STOCK OPTION PLAN




         AMENDMENT made this 25th day of May, 1999 to the OpenSite Technologies, Inc. Stock Option Plan originally adopted by the Board of Directors of OpenSite Technologies, Inc. on July 10, 1998 (the "Plan"). (Capitalized words not defined in this Amendment shall have the meanings assigned to them in the Plan).

         NOW, THEREFORE, the Plan is hereby amended to increase the total number of shares of Common Stock that may be subject to Awards from 2,000,000 to 3,500,000 shares by amending the first sentence of Section 4 - Common Stock of the Plan to read as follows:

         4.       Common Stock

         The total number of shares of Common Stock that may be subject to
Awards (including ISOs) under the Plan shall be 3,500,000 shares....

         Except as expressly provided in this Amendment, all other terms and provisions of the Plan shall continue in full force and effect.

         The foregoing Amendment was adopted by the Board of Directors on May 25, 1999 and approved by the Shareholders on May , 1999.

         IN WITNESS WHEREOF,

                           OPENSITE TECHNOLOGIES, INC.



                           By: /s/ Kip A. Frey
                              --------------------------------
                               Kip A. Frey, President